Execution Version

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

DATED AS OF APRIL 12, 2017

by and between

TEMPUR-PEDIC NORTH AMERICA, LLC,
as the seller and contributor,

and

TEMPUR SEALY RECEIVABLES, LLC,
as the purchaser and contributee

Receivables Sale and Contribution Agreement

TABLE OF CONTENTS
PAGE
ARTICLE I AMOUNTS AND TERMS1
Section 1.1.Purchase and Contribution of Receivables Assets.    1
Section 1.2.Payment for the Purchases; Capital Account Adjustments for Contributed Receivables        2
Section 1.3.Purchase Price Credit Adjustments.    4
Section 1.4.Payments.    5
Section 1.5.Transfer of Records.    5
Section 1.6.Characterization.    5
ARTICLE II REPRESENTATIONS AND WARRANTIES6
Section 2.1.Representations and Warranties of TPNA.    6
ARTICLE III CONDITIONS OF PURCHASE10
Section 3.1.Conditions Precedent to Closing    10
Section 3.2.Conditions Precedent to Subsequent Payments.    10
ARTICLE IV COVENANTS11
Section 4.1.Affirmative Covenants of TPNA.    11
Section 4.2.Negative Covenants of TPNA.    13
ARTICLE V TERMINATION EVENTS15
Section 5.1.Termination Events.    15
Section 5.2.Remedies.    17
ARTICLE VI INDEMNIFICATION17
Section 6.1.Indemnities by TPNA.    17
Section 6.2.Other Costs and Expenses.    19
ARTICLE VII MISCELLANEOUS20
Section 7.1.Waivers and Amendments.    20

Receivables Sale and Contribution Agreement

Section 7.2.Notices.    20
Section 7.3.Protection of Ownership Interests of the SPE.    21
Section 7.4.Confidentiality.    22
Section 7.5.Termination.    22
Section 7.6.CHOICE OF LAW.    22
Section 7.7.CONSENT TO JURISDICTION.    22
Section 7.8.WAIVER OF JURY TRIAL.    22
Section 7.9.Integration; Binding Effect; Survival of Terms.    23
Section 7.10.Counterparts; Severability; Section References.    23
Section 7.11.Bankruptcy Petition.    24
Section 7.12.Patriot Act.    24
EXHIBITS

Exhibit I	Definitions

Exhibit II
TPNA’s Jurisdiction of Organization; Organizational Identification Number; Principal Place of Business; Chief Executive Office and Location(s) of Records; Federal Employer Identification Number; Legal, Other and Prior Names

Exhibit III	TPNA’s Collection Accounts and Lock-Boxes

Exhibit IV	TPNA’s Credit and Collection Policy
SCHEDULES

Schedule A	Documents to be Delivered to the SPE on or prior to the Closing Date

Receivables Sale and Contribution Agreement

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT
THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of April 12, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and between TEMPUR-PEDIC NORTH AMERICA, LLC, a Delaware limited liability company (“TPNA”), as the seller and contributor, and TEMPUR SEALY RECEIVABLES, LLC, a Delaware limited liability company (the “SPE”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I attached hereto (or, if not defined in Exhibit I attached hereto, the meanings assigned to such terms in Exhibit I to the CSA hereinafter described).
PRELIMINARY STATEMENTS
TPNA is party to a Receivables Sale Agreement, dated as of April 12, 2017 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “RSA”), pursuant to which TPNA is acquiring certain existing and future Receivables Assets from Sealy Mattress Manufacturing Company, LLC, a Delaware limited liability company (“SMMC”).
TPNA now owns, and from time to time hereafter will own, Receivables Assets including, without limitation, those acquired from SMMC pursuant to the RSA. Upon the terms and conditions hereinafter set forth, TPNA wishes to sell or contribute to the SPE, and the SPE wishes to purchase and accept from TPNA, all of TPNA’s right, title and interest in and to the Receivables Assets existing as of the close of business on the Initial Cutoff Date and thereafter arising through and including the Termination Date.
Substantially contemporaneously with its acquisition of the Receivables Assets pursuant to this Agreement, the SPE will pledge them to Wells Fargo Bank, National Association (the “Lender”), pursuant to that certain Credit and Security Agreement, dated as of April 12, 2017, by and among the SPE, as borrower, Tempur Sealy International, Inc., a Delaware corporation, as initial master servicer (the “Master Servicer”), and the Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “CSA”), in exchange for certain loans.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Receivables Sale and Contribution Agreement

Article I
Amounts and Terms
Section 1.1.    Purchase and Contribution of Receivables Assets.
(a)    Effective on and after the Closing Date, TPNA hereby contributes, assigns, transfers and otherwise conveys to the SPE’s capital, without recourse to TPNA (except to the extent expressly provided herein), and the SPE hereby accepts (in each case, except to the extent described below), (i) all of TPNA’s right, title and interest in and to certain Receivables existing as of the close of business on the Initial Cutoff Date (collectively, the “Initial Receivables”), together with all Related Security and Collections associated therewith (collectively, the “Initial Receivables Assets”). On each Business Day after the Closing Date through and including the Termination Date (each such Business Day, together with the Closing Date, a “Transfer Date”), upon the terms and subject to the conditions set forth herein, TPNA shall sell or contribute, assign, transfer and otherwise convey to the SPE, without recourse (except to the extent expressly provided herein), and the SPE shall hereby accept or purchase from TPNA, all of TPNA’s right, title and interest in and to (i) all Receivables arising on such date, together, in each case, with (ii) all Related Security relating thereto and (iii) all Collections of the foregoing (collectively, the “Subsequent Receivables Assets”, together with the Initial Receivables Assets, the “Receivables Assets”). The Receivables and the related Receivables Assets sold by TPNA to the SPE pursuant to this Section 1.1(a) are referred to as “Purchased Receivables” and “Purchased Receivables Assets” and the Receivables and the related Receivables Assets contributed by TPNA to the SPE pursuant to this Section 1.1(a) are referred to as “Contributed Receivables” and “Contributed Receivables Assets”. In accordance with the preceding two sentences, on each Transfer Date, the SPE shall acquire all of TPNA’s right, title and interest in and to the related Receivables Assets. The SPE shall be obligated to pay the Purchase Price for each Purchased Receivable, and to increase the Capital Account for each Contributed Receivable, in accordance with Section 1.2.
(b)    It is the intention of the parties hereto that each transfer of Receivables hereunder shall constitute a true sale and/or contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides the SPE with the full benefits of ownership of the Receivables Assets. Except for the Purchase Price Credits owed pursuant to Section 1.3, each transfer of Receivables Assets hereunder is made without recourse to TPNA for losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay in respect of an Obligor; provided, however, that (i) TPNA shall be liable to the SPE for all representations, warranties, covenants and indemnities made by it pursuant to the terms of the Transaction Documents to which it is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by the SPE or any assignee thereof of any obligation of either Originator or any other Person arising in connection with the Receivables Assets or any other obligations of either Originator. In view of the intention of the parties hereto that each purchase and contribution shall constitute a true sale and/or true contribution of Receivables Assets, rather than a loan secured thereby, TPNA agrees that it will, on or prior to the Closing Date and each Transfer Date and in accordance with Section 4.1(e)(ii), include a notation in its master data processing records relating to the Receivables to indicate that the Purchased Receivables have been sold, and the Contributed Receivables have been contributed, to the SPE.

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Section 1.2.    Payment for the Purchases; Capital Account Adjustments for Contributed Receivables.
(a)    On the Closing Date, (i) the SPE agrees to pay TPNA the Purchase Price for each Initial Receivable that is a Purchased Receivables, in cash, and (ii) the SPE agrees to credit the Capital Account with the Contributed Value of all Initial Receivables that are Contributed Receivables.
(b)    With respect to each Subsequent Receivable:
(i)    The Purchase Price for each such Purchased Receivable shall be owing in full by the SPE to TPNA or its designees on the Settlement Date after the related Transfer Date, and the Contributed Value of each such Contributed Receivable shall be credited to the Capital Account on the next Settlement Date after the related Transfer Date. TPNA shall provide SPE with a list of each Receivable originated. On each Settlement Date, TPNA shall determine the net increase or decrease in its Capital Account that occurred during the immediately preceding Calculation Period (or portion thereof) and shall account for such net increase or net reduction in its books and records. Although such reconciliation shall be effected on each Settlement Date, increases or decreases in the Capital Account shall be deemed to have occurred and shall be effective as of the related Transfer Date;
(ii)    The SPE agrees to pay the Purchase Price for each such Purchased Receivable on the Settlement Date following the Calculation Period in which the related Transfer Date occurs (A) to the extent of Available Cash on the date of payment, in cash, and (B) to the extent any portion of the Purchase Price remains unpaid, (x) to accept a contribution of Receivables Assets with a Contributed Value equal to such remaining unpaid portion of such Purchase Price, and (y) to the extent that the SPE is entitled to any Purchase Price Credit pursuant to Section 1.3 in respect of Purchased Receivables and the amount of such Purchase Price Credit exceeds the Purchase Price that would have been owed by the SPE to TPNA under this clause (b)(ii) without taking such Purchase Price Credit into account for purposes of the calculation of such price, TPNA shall pay the excess in cash or the balance in the Capital Account shall be automatically decreased (to a balance not less than zero); and
(iii)    To the extent any portion of the Purchase Price of a Purchased Receivable owing to TPNA is not paid in full in cash on the Settlement Date after the Calculation Period during which the related Transfer Date occurs, if elected by TPNA in its sole discretion, TPNA may designate such Receivable as a Contributed Receivable and contribute it and the associated Contributed Receivable Assets to the SPE in exchange for an increase in its Capital Account in an amount equal to the Contributed Value of such Contributed Receivable.
(c)     Notwithstanding the foregoing, on any Business Day prior to a Settlement Date, with the consent of the Lender (as the SPE’s assignee), which consent shall not be unreasonably withheld or delayed, the SPE may provide written notice to TPNA excluding any Receivable from the Receivables being sold and/or contributed on such Settlement Date. Upon delivery of such notice to TPNA and receipt of the Lender’s consent, the SPE shall have no obligation to pay the Purchase Price for such Receivable and such Purchase Price shall no longer be deemed owing hereunder.

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Receivables Sale and Contribution Agreement

Section 1.3.    Purchase Price Credit Adjustments.
If on any day:
(a)    the Outstanding Balance of a Receivable sold or contributed by TPNA hereunder is:
(i)    reduced as a result of any defective or rejected or returned goods or services, any cash discount or any adjustment or otherwise by TPNA or any Affiliate thereof, or
(ii)    reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or
(iii)    reduced on account of the obligation of TPNA or any Affiliate thereof to pay the related Obligor any rebate or refund, or
(iv)    less than the amount included in the calculations in any Monthly Report, or
(b)    any of the representations and warranties set forth in Section 2.1(p) through and including Section 2.1(v) is not true when made or deemed made with respect to any Receivable, then, in such event, the SPE shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable for such Purchased Receivable (or the Contribution Value of such Contributed Receivable otherwise to be credited to the Capital Account on such day) equal to (A) in the case of clauses (a)(i)-(iv) above, the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating the Net Pool Balance, as applicable; and (B) in the case of clause (b) above, in the amount of the Purchase Price paid or Contribution Value credited to the Capital Account for such Receivable less Collections received by the Buyer thereon; provided, however, that if the SPE thereafter receives payment on account of the Outstanding Balance of such Receivable, the SPE shall promptly deliver such funds to TPNA. If, on any Transfer Date, the Purchase Price Credit due from TPNA exceeds the Purchase Price payable to TPNA on such day, solely in the case of Purchase Price Credits arising from Purchased Receivables, the excess amount of such Purchase Price Credit shall be credited against the Purchase Price payable to TPNA on one or more subsequent Transfer Dates; provided, however, that (1) if any portion of a Purchase Price Credit remains unrealized on the Termination Date, it shall be payable by TPNA in cash on the Termination Date; (2) if any of the events described in clauses (a)(i)-(iv) or (b) above occurs after the Termination Date, the resulting Purchase Price Credit shall be paid in cash on the date of occurrence; (3) no Purchase Price Credit shall be due for any amount to the extent the same represents losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay in respect of an Obligor; and (4) Purchase Price Credits owing from TPNA relating to Contributed Receivables shall be reflected solely as reductions of the balance in the Capital Account.
Section 1.4.    Payments.
All amounts to be paid or deposited by the SPE hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to an account of the Master Servicer, for the account of TPNA, designated from time to time by the Master Servicer or as otherwise directed by the Master Servicer. The Master Servicer shall pay funds so received to TPNA, in cash or by way of credit to the appropriate intercompany account on the next Settlement Date. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment

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Receivables Sale and Contribution Agreement

shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest accrued at the Default Rate in respect thereof until paid in full; provided, however, that the Default Rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
Section 1.5.    Transfer of Records.
In connection with any sale or contribution of Receivables hereunder, TPNA hereby contributes, sells, transfers, assigns and otherwise conveys to the SPE, all of TPNA’s right and title to and interest in the Records relating to the Receivables sold or contributed hereunder, but solely to the extent related to the such Receivables, without the need for any further documentation in connection with such sale or contribution. In connection with such transfer, TPNA hereby grants to each of the SPE, the Lender and the Master Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by TPNA to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by TPNA or is owned by others and used by TPNA under license agreements with respect thereto; provided, however, that so long as the Records maintained in any software the license or sublicense of which hereunder would require the consent of the applicable licensor can be exported to Excel, such software shall not be included in the license granted in this Section 1.5. The license granted hereby shall be irrevocable until the payment in full of the Aggregate Unpaids (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and shall automatically terminate on the date this Agreement and the CSA terminate in accordance with their respective terms.
Section 1.6.    Characterization.
If, notwithstanding the intention of the parties expressed in Section 1.1(b), any transfer by TPNA to the SPE of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the applicable UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each transfer shall constitute a true sale or true contribution and absolute assignment thereof, TPNA hereby grants to the SPE and its assigns a security interest in all of TPNA’s right, title and interest in, to and under the Receivables Assets and all proceeds thereof, whether existing as of the close of business on the Initial Cutoff Date or thereafter arising through and including the Termination Date (collectively, the “SPE’s Collateral”), to secure the prompt and complete payment of a loan deemed to have been made by the SPE to TPNA in an amount equal to the aggregate Purchase Price for the Purchased Receivables and the Purchase Price that would have been payable for the Contributed Receivables had they not been contributed to the SPE’s capital, together with all other obligations of TPNA hereunder, which security interest, TPNA hereby represents and warrants, is valid, duly perfected and prior to all Liens (other than Permitted Liens). The SPE and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Article II
Representations and Warranties

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Receivables Sale and Contribution Agreement

Section 2.1.    Representations and Warranties of TPNA.
TPNA hereby represents and warrants to the SPE on the Closing Date and on each date thereafter on which a Receivable is sold and/or contributed hereunder prior to the Termination Date:
(a)    Organization; Power; Qualification. TPNA (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right, (i) to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (c) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law and its Contractual Obligations except, in each case (other than with respect to clause (a) or clause (b)(ii) above) to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)    Authorization; Enforceability. TPNA has the right, power and authority and has taken all necessary limited liability company and other action to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party in accordance with their respective terms, the sales of Receivables hereunder and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which TPNA is a party. This Agreement and each of the other Transaction Documents to which TPNA is a party have been duly executed and delivered by the duly authorized officers of TPNA, and each such document constitutes a legal, valid and binding obligation of TPNA, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents to which TPNA is a party, the sales of Receivables Assets hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or any Contractual Obligation of TPNA and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Transaction Documents), except to the extent such violation or Lien, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The transactions evidenced by this Agreement, the RSCA and the Transaction Documents constitute a “Qualified Receivables Transaction” as defined in the Senior Bank Credit Agreement.
(d)    Litigation. There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, claims, disputes or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of TPNA, threatened against or affecting TPNA (i) that could reasonably be expected,

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Receivables Sale and Contribution Agreement

individually or in the aggregate, to result in a Material Adverse Effect or (ii) as of the Closing Date, that involve this Agreement.
(e)    No Default. TPNA is not in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Unmatured Termination Event or Termination Event has occurred and is continuing.
(f)    Ownership of Receivables Assets; Liens. Immediately prior to their sale hereunder, TPNA has good title to, or valid licenses of, all of the Receivables Assets, except where such failure to have good title or valid leasehold interests could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the Receivables Assets is subject to any Lien other than Permitted Liens.
(g)    Taxes. TPNA has filed or caused to be filed all Federal, material state and other Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority to the extent such Taxes have become due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of TPNA or the Performance Guarantor); no Tax Lien has been filed, and, to the knowledge of TPNA, no claim is being asserted, with respect to any such Tax that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(h)    Federal Regulations. No part of the proceeds of the sale of Receivables Assets hereunder will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the regulations of the Board or (b) for any purpose that violates the provisions of the regulations of the Board. No more than 25% of the assets of TPNA consist of “margin stock” as so defined.
(i)    Investment Company Act; Other Regulations. TPNA is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(j)    Accuracy of Information, etc. No statement or information, other than projections, pro forma financial statements, forward-looking statements, estimates with respect to future performance and information of a general economic or industry specific nature, contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of TPNA to the Lender for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made (giving effect to all supplements

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Receivables Sale and Contribution Agreement

thereto). The projections, pro forma financial information, forward-looking statements and estimates with respect to future performance contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of TPNA or the Performance Guarantor to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
(k)    Solvency. On the Closing Date and on each date thereafter on which a Receivable of TPNA is sold and/or contributed hereunder prior to the Termination Date, TPNA is Solvent.
(l)    OFAC; Anti-Money Laundering; Patriot Act. TPNA is in compliance, in all material respects, with the Patriot Act. TPNA or the Performance Guarantor has implemented and maintains in effect policies and procedures designed to ensure compliance by TPNA, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and TPNA, its Subsidiaries and their respective officers and employees and to the knowledge of the Performance Guarantor its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) TPNA nor any Subsidiary or to the knowledge of TPNA or such Subsidiary any of their respective directors, officers or employees, or (ii) to the knowledge of TPNA, any agent of TPNA or any Subsidiary that will act in any capacity in connection with or benefit from the receivables purchase facility established by the Transaction Documents, is a Sanctioned Person. No use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(m)    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, TPNA or any other Transaction Document (other than (i) as have already been obtained and are in full force and effect and (ii) filings to perfect security interests granted pursuant to the Transaction Documents).
(n)    Ownership of TPNA. TPNA is a Wholly-Owned Subsidiary of the Performance Guarantor.
(o)    Places of Business and Locations of Records. TPNA’s principal place of business, chief executive office and the other locations (if any) where its Records are located are at the addresses listed on Exhibit II or such other locations of which the SPE (and the Lender as its assignee) have been given prior notification in jurisdictions where all action required to maintain the perfection of the SPE’s and the Lender’s interests in the Receivables Assets has been taken and completed. TPNA’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit II.

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Receivables Sale and Contribution Agreement

(p)    Names. Except as stated on Exhibit II and the name in which it has executed this Agreement, in the five (5) years prior to the Closing Date, TPNA has not used any legal names, trade names or assumed names.
(q)    Collections. All of TPNA’s Lock-Boxes and Collection Accounts into which Collections are paid are listed on Exhibit III to this Agreement. TPNA has directed the Obligors on its Receivables to make payments thereon to a Lock-Box or a Collection Account that is listed on to this Agreement. TPNA has not granted any Person (other than the SPE, the Master Servicer and the Lender and its assigns) access to or control of any such Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account or Lock-Box, TPNA or the Master Servicer can promptly trace and identify which funds constitute Collections.
(r)    Compliance with Credit and Collection Policy. TPNA has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.
(s)    Good Title. Immediately prior to or contemporaneously with each sale hereunder, TPNA shall be the legal and beneficial owner of all of its then existing Receivables Assets with respect thereto, free and clear of any Lien except as created by the Transaction Documents and except for Permitted Liens.
(t)    Perfection. Assuming the filing of the financing statements approved by TPNA on the date hereof, this Agreement, together with such financing statements, is effective to create in favor of the SPE, a valid and perfected Security Interest in the Collateral, free and clear of any Lien except as created by the Transactions Documents and except for Permitted Liens.
(u)    Payments to TPNA. With respect to each Receivable sold or contributed hereunder, the SPE has given reasonably equivalent value to TPNA in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by TPNA of any Receivable under this Agreement is or may be voidable under any section of the Federal Bankruptcy Code.
(v)    Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
Article III
Conditions of Purchase

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Receivables Sale and Contribution Agreement

Section 3.1.    Conditions Precedent to Closing.
The effectiveness of this Agreement is subject to the conditions precedent that (a) the SPE shall have received on or before the Closing Date those documents listed on Schedule A attached hereto and (b) all of the conditions to the effectiveness of the RSCA and CSA shall have been satisfied or waived in accordance with the terms thereof.
Section 3.2.    Conditions Precedent to Subsequent Payments.
The SPE’s obligation to pay for any Purchased Receivable or to accept the contribution of any Contributed Receivable transferred hereunder after the Initial Cutoff Date shall be subject to the conditions precedent that: (a) the Facility Termination Date shall not have occurred under the CSA; and (b) on the date such Receivable is transferred hereunder, the following statements shall be true (and acceptance of the proceeds of any payment for such Purchased Receivable (or acceptance of the contribution of any Contributed Receivable) shall be deemed a representation and warranty by TPNA that such statements are then true):
(i)    the representations and warranties set forth in Article II are true and correct in all material respects on and as of the date such Receivable came into existence as though made on and as of such date (except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and
(ii)    no Termination Event is continuing.
Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Purchased Receivable (whether by payment of cash or by offset of amounts owed to the Buyer) and/or credit to the Capital Account of the Contributed Value of any Contributed Receivable, title to such Receivable and the other related Receivables Assets shall vest in the SPE, whether or not the conditions precedent to the SPE’s obligation to pay for such Receivable were in fact satisfied.
Article IV
Covenants
Section 4.1.    Affirmative Covenants of TPNA.
Until the date on which this Agreement terminates in accordance with its terms, TPNA hereby covenants as set forth below:
(a)    Additional Information. TPNA will maintain proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, and will furnish or cause to be furnished to the SPE (or its assigns) promptly, from time to time, such information, documents, records or reports relating to the Receivables Assets or the condition or operations, financial or otherwise, of TPNA as the SPE (or its assigns) may from time to time reasonably request in order to protect the interests of the SPE (and its assigns) under or as contemplated by this Agreement.
(b)    Notices. TPNA will furnish to the SPE (and its assigns) each of the following:

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(i)    Copies of Notices under Control Agreements. Promptly upon its receipt from any Collection Bank under any Control Agreement to which TPNA is a party of (A) any notice of default or (B) any demand for reimbursement which is not covered by available funds in the applicable Collection Accounts, a copy of the same.
(ii)    Adoption of a New Credit and Collection Policy. In the event TPNA adopts a Credit and Collection Policy which could reasonably be expected to adversely impact the Receivables of TPNA in any material respect, at least ten (10) Business Days prior to the effectiveness of any such adoption, a copy of TPNA’s proposed new Credit and Collection Policy, together with a request for the Lender’s consent thereto (which consent will not be unreasonably withheld or delayed).
(iii)    Termination Events or Unmatured Termination Events. Promptly upon learning of the occurrence of any Termination Event or Unmatured Termination Event, a statement of a Responsible Officer describing the same and, if applicable, the steps being taken with respect thereto.
(c)    Maintenance of Existence. TPNA will (i)(A) preserve, renew and keep in full force and effect its organizational existence and good standing (except that TPNA may merge with an into SMMC or the Master Servicer), and (B) take all reasonable action to maintain all rights, privileges, franchises, licenses and permits necessary or desirable in the normal conduct of its business (except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect); and (ii) comply with all Requirements of Law (except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).
(d)    Audits. TPNA will, from time to time during regular business hours as requested by the Lender upon not less than fifteen (15) days’ written notice and at the sole cost of TPNA, permit the Lender, or the Lender’s agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of TPNA relating to the Receivables Assets, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of TPNA during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to TPNA’s financial condition or the Receivables Assets or TPNA’s performance under any of the Transaction Documents to which it is a party or by which it is bound or TPNA’s performance under the Contracts and, in each case, with any of the officers or employees of TPNA having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing, only one Review (which Review may apply to TPNA, the Master Servicer and the SPE) will be permitted under this Section 4.1(d) in any period beginning on March 31 in each year on and after the Closing Date and ending on each anniversary thereof in the succeeding year.
(e)    Keeping and Marking of Records and Books.
(i)    TPNA will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including,

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without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). TPNA will give the SPE (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)    TPNA will upon the reasonable request of the SPE (or its assigns) following the occurrence and during the continuance of a Termination Event hereunder: (1) mark each Contract with a legend describing the SPE’s ownership interest in the Receivables and further describing security interest in the Receivables of the Lender, and (2) deliver to the Lender all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a document, a security or chattel paper) relating to the Receivables that are in TPNAs’ possession.
(f)    Compliance with Contracts and Credit and Collection Policy. TPNA will (i) timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) not take any action inconsistent in any material respect with the Credit and Collection Policy in regard to any Receivable and the related Contract.
(g)    Separateness. TPNA acknowledges that the Lender is entering into the transactions contemplated by this Agreement, the RSCA and the CSA in reliance upon TPNA’s identity as a legal entity that is separate from the SPE. Therefore, from and after the date of execution and delivery of this Agreement, TPNA will not take any action inconsistent with the “separateness covenants” set forth in Section 5.1(f) of the CSA.
(h)    Collections. In the event any payments relating to Receivables Assets are remitted directly to TPNA, it will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following identification thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held for the exclusive benefit of the SPE and its assigns. TPNA will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to the SPE and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the SPE (or its assigns) as contemplated by this Agreement and the CSA.
(i)    Payment of Obligations. TPNA will pay and discharge, as the same shall become due and payable (beyond any period of grace or cure, if applicable), all its obligations and liabilities, including (a) material Tax liabilities before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) TPNA has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (b) all lawful claims in excess of that, if unpaid, would by law become a Lien (other than a Permitted Lien) upon all or any material portion of the Receivables Assets.
Section 4.2.    Negative Covenants of TPNA.
Until the date on which this Agreement terminates in accordance with its terms, TPNA hereby covenants that:

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(a)    Change in Name, Jurisdiction of Incorporation, Offices and Records. It will not change (i) its name as it appears in the official public record in the jurisdiction of its incorporation (as contemplated by Section 9-503(a)(1) of the UCC), (ii) its status as a “registered organization” (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of incorporation, or (iv) its jurisdiction of organization unless it shall have: (A) given the Lender at least ten (10) days’ prior written notice thereof; (B) at least three (3) Business Days prior to such change, delivered to the Lender all financing statements, instruments and other documents reasonably requested by the Lender in connection with such change or relocation and (C) solely if requested by the Lender, caused an opinion of counsel reasonably acceptable to the Lender to be delivered to the Lender to the effect that the SPE’s security interest is valid and perfected, such opinion to be in form and substance similar to the related opinion delivered on the Closing Date and otherwise reasonably acceptable to the Lender.
(b)    Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors of Receivables regarding payments to be made to any Lock-Box or Collection Account, unless the Lender shall have received, (i) at least twenty (20) days before the proposed closing date therefor, written notice of such addition, termination or change, and (ii) with respect to the addition of a Collection Account, an executed Control Agreement with respect to the new Collection Account prior to depositing any Collections therein; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box that clears through a Collection Account subject to a Control Agreement or to another existing Collection Account that is subject to a Control Agreement.
(c)    Modifications to Contracts. Except as otherwise permitted in its capacity as a sub-Servicer pursuant to the CSA, it will not extend, amend or otherwise modify the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with its Credit and Collection Policy.
(d)    Sales, Liens. Other than the ownership and security interests contemplated by the Transaction Documents, it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivables Asset, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the SPE provided for herein), and it will defend the right, title and interest of the SPE in, to and under any of the foregoing property, against all claims of third parties claiming through or under it.
(e)    Accounting for Transfer. Except for tax and accounting purposes, it will not treat (the transactions contemplated hereby in any manner other than the sale and absolute assignment of the Receivables and the Related Security by it to the SPE (except to the extent

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that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP).
(f)    Use of Proceeds. TPNA will not use any proceeds of the sale of Receivables hereunder, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. No part of the proceeds of any sale of Receivables hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including the Lender) of any Anti-Terrorism Laws. TPNA will maintain in effect policies and procedures designed to ensure compliance by TPNA, its Subsidiaries and their respective directors, officers, employees and agents in all material respects with Anti-Corruption Laws and applicable Sanctions, and TPNA, its Subsidiaries and, to their knowledge, their respective directors, officers, employees and agents, will remain in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(g)    Deposits to Lock-Boxes and Collection Accounts. Other than Incidental Deposits, TPNA will not knowingly deposit or otherwise credit to any Collection Account or Lock-Box any cash or cash proceeds other than Collections.

Article V
Termination Events
Section 5.1.    Termination Events.
The occurrence of any one or more of the following events shall constitute a Termination Event:
(a)    TPNA or the Performance Guarantor shall fail to make any payment or deposit when required hereunder (taking into account any applicable period of grace) and such failure shall continue for five (5) Business Days.
(b)    Default in the performance, or breach, of any covenant or agreement on the part of TPNA contained in Section 4.1(b)(iii), Section 4.1(c)(i)(A) or Sections 4.2(a), (b) and (d) – (g).
(c)    Default in the performance, or breach, of any covenant or agreement of TPNA or the Performance Guarantor in this Agreement or any other Transaction Document to which such Person is a party (excluding any covenant or agreement which is specifically addressed elsewhere in this Section 5.1), and the continuance of such default or breach for a period of thirty (30) days after the earlier to occur of (i) notice from the SPE or the Lender of such non-performance or non-observance, or (ii) the date on which a Responsible Officer of TPNA or the Performance Guarantor has knowledge of such non-performance or non-observance.
(d)    (i) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of TPNA this Agreement, in any other Transaction Document to which TPNA is a party, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made

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or deemed made, or (ii) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of TPNA in this Agreement, any other Transaction Document to which TPNA is a party, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made and, in each case, such breach continues for a period of thirty (30) days after the earlier to occur of (i)]notice from SPE or the Lender of such breach , or (ii) the date on which a Responsible Officer of TPNA has knowledge of such breach; provided that to the extent such false or misleading representation occurs under any of Section 2.1(q) through and including Section 2.1(v), no Termination Event shall occur under this Section 5.1(d) if a Purchase Price Credit is granted and realized upon or paid in cash as provided in Section 1.3.
(e)    Any Transaction Document to which TPNA or the Performance Guarantor is a party or any material provision thereof shall for any reason cease to be valid and binding on TPNA or the Performance Guarantor, as the case may be, or the Performance Guarantor shall assert that any Transaction Document is not enforceable in accordance with its terms.
(f)    TPNA or the Performance Guarantor shall (i) commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against TPNA or the Performance Guarantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against TPNA or the Performance Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) TPNA or the Performance Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) TPNA or the Performance Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or TPNA or the Performance Guarantor shall make a general assignment for the benefit of its creditors.
(g)    A Change of Control shall occur with respect to TPNA or the Performance Guarantor.
(h)    The Performance Guarantor or TPNA shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the “Loans” under and as defined in the Senior Bank Credit Agreement) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness

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constituting a Guarantee Obligation) to become payable; or (iv) there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any Event of Default (as so defined) under such Swap Agreement as to which the Performance Guarantor or any TPNA is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which the Performance Undertaking or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Performance Undertaking or TPNA as a result thereof is greater than $50,000,000; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (h) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (h) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $50,000,000 or more (all capitalized terms used in this paragraph (h) and not otherwise defined in this Agreement are used with the meanings ascribed thereto in the Senior Bank Credit Agreement).
(i)    One or more judgments or decrees shall be entered against TPNA or the Performance Guarantor involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.
Section 5.2.    Remedies.
Upon the occurrence and during the continuation of a Termination Event, the SPE (or the Lender, as its ultimate assignee) may take any of the following actions: declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by TPNA; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f) with respect to TPNA, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by TPNA, and to the fullest extent permitted by applicable Requirements of Law, interest at the Default Rate shall accrue with respect to any amounts then due and owing by TPNA to the SPE under this Agreement. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the SPE and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative. For the avoidance of doubt, the occurrence of the Termination Date shall result in the termination of sales of the Receivables Assets under this Agreement but shall not accelerate or permit the SPE or the Lender to accelerate, the due date for any amount payable under any Receivable.
Article VI
Indemnification
Section 6.1.    Indemnities by TPNA.
Without limiting any other rights that the SPE (or the Lender, as its ultimate assignee) may have hereunder or under applicable law, TPNA hereby agrees to indemnify the SPE, the Lender and each officer, director, manager, employee and agent of the SPE or the Lender (herein individually each called an “Indemnified Party” and collectively called the “Indemnified Parties”) from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys’ fees and

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disbursements) and liabilities (all of the foregoing being herein called the “Indemnified Amounts”) incurred by an Indemnified Party relating to or resulting from:
(i)    any representation or warranty made by TPNA (or any officers of TPNA) under or in connection with this Agreement, any other Transaction Document to which TPNA is a party or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)    the failure by TPNA to comply with any applicable Requirement of Law with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable Requirement of Law or any failure of TPNA to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    any failure of TPNA to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;
(iv)    any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any bona fide dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi)    the commingling of Collections of Receivables by TPNA at any time with other funds;
(vii)    any failure of the SPE to acquire legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from TPNA, free and clear of any Lien (other than Permitted Liens) as a result of any action or inaction of TPNA;
(viii)    any failure to vest and maintain vested in TPNA a valid and perfected ownership interest or a first priority perfected Security Interest in the Receivables Assets, free and clear of any Lien (except Permitted Liens) as a result of any action or inaction of TPNA;
(ix)    [Reserved];
(x)    the failure of TPNA to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the transfer of the Receivables Assets to the SPE, whether on the date hereof or at any subsequent time, except to the extent such failure or delay is caused by the SPE (or the Lender, as its assignee);
(xi)    any action or omission by TPNA which reduces or impairs the rights of the SPE (or the Lender, as its ultimate assignee) with respect to the Receivables Assets or the value of the Receivables Assets (other than at the direction of the SPE or the Lender and except as contemplated by the Transaction Documents);

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(xii)    the failure of any Receivable included as an Eligible Receivable on any Servicer Report to be an Eligible Receivable at the time so included; and
(xiii)     any attempt by any Person to void any sale hereunder or the Security Interest in the Receivables Assets granted hereunder, whether under statutory provision, common law or equitable action;
excluding, however, in each of the foregoing instances:
(A)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct on the part of the applicable Indemnified Party;
(B)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(C)    Excluded Taxes (as defined in the CSA);
provided, however, that nothing contained in this Section shall limit the liability of TPNA or limit the recourse of any Indemnified Party to TPNA for amounts otherwise specifically provided to be paid by TPNA under the terms of the Transaction Documents.
The provisions of this Section 6.1 shall survive termination of this Agreement, the RSA and the CSA.
Section 6.2.    Other Costs and Expenses.
TPNA shall pay (a) all reasonable out-of-pocket expenses incurred by the Lender (as the SPE’s ultimate assignee) (including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all out‑of‑pocket expenses incurred by the Lender (as the SPE’s ultimate assignee) (including the fees, charges and disbursements of outside counsel to the Lender) in connection with the enforcement or protection of its rights against TPNA in connection with this Agreement and the other Transaction Documents to which TPNA is a party, including its rights under this Section.
Article VII
Miscellaneous
Section 7.1.    Waivers and Amendments.
(a)    No failure or delay on the part of the SPE (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by applicable Requirement of Law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

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(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by TPNA and the Lender (as the SPE’s ultimate assignee).
Section 7.2.    Notices.
The provisions of Section 12.2 of the CSA shall apply to all notices to be given under this Agreement. All communications and notices provided for hereunder shall be given to the parties hereto at the following addresses or facsimile numbers:

If to TPNA:	1000 Tempur Way Lexington, KY 40511 Attention: James Schockett Phone: (859) 455-2026
Fax: n/a
Email: James.Schockett@tempersealy.com

If to the SPE:	1000 Tempur Way Lexington, KY 40511 Attention: James Schockett Phone: (859) 455-2026
Fax: n/a
Email: James.Schockett@tempersealy.com

With a copy to:
Wells Fargo Bank, National Association
1100 Abernathy Rd., NE
16th Floor, Suite 1600
Atlanta, GA 30328-5657
Attn: Patrick E. McConnell, Director
Email: WFCFReceivablesSecuritizationAtlanta@wellsfargo.com; Patrick.E.McConnell@wellsfargo.com
Phone: (770) 508-1304
Fax: (866) 972-3558
Section 7.3.    Protection of Ownership Interests of the SPE.
(a)    From time to time, at its expense, TPNA will take all necessary action to establish and maintain, irrevocably in the SPE: (i) legal and equitable title to the Receivables and (ii) all of TPNA’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Liens other than Permitted Liens.
(b)    At any time following the occurrence and during the continuance of a Termination Event hereunder, the SPE (or its assigns) may, at TPNA’s sole cost and expense, direct TPNA to notify the Obligors of Receivables of the ownership interest of the SPE (or its assigns) under this Agreement.
(c)    If, following the occurrence and during the continuance of a Termination Event hereunder, TPNA fails to perform any of its obligations hereunder, the SPE (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and the SPE’s (or such

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assigns’) costs and expenses incurred in connection therewith shall be payable by TPNA as provided in Section 6.2. TPNA irrevocably authorizes the SPE (and its assigns) at any time and from time to time in the sole discretion of the SPE (or its assigns), and appoints the SPE (and its assigns) as its attorney(ies)-in-fact, to act on behalf of TPNA to file on behalf of TPNA, as debtor, all financing statements, continuation statements and amendments thereto or assignments thereof, and execute such other instruments or notices, as may be reasonably necessary or desirable in the SPE’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of the SPE in the Receivables Assets. This appointment is coupled with an interest and is irrevocable.
(d)    (i) TPNA acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Lender (as the SPE’s assignee), consenting to the form and substance of such filing or recording document, and (ii) TPNA hereby approves, authorizes and ratifies any filings or recordings made by or on behalf of the Lender (as the SPE’s assign) in connection with the perfection of the Security Interests in favor of the SPE or the Lender (as the SPE’s ultimate assignee).
Section 7.4.    Confidentiality.
The parties agree to be bound by the provisions of Section 12.5 of the CSA with the same force and effect as if fully set forth herein.
Section 7.5.    Termination. SPE may, at any time with five (5) Business Days’ written notice to TPNA, terminate this transaction. Subject to Section 1.2(c), any Receivables originated before the date of such termination will be subject to purchase by SPE at the Purchase Price thereof on the date of such termination.
Section 7.6.    CHOICE OF LAW.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF the SPE’S SECURITY INTEREST IN THE RECEIVABLES ASSETS OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 7.7.    CONSENT TO JURISDICTION.
EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST TPNA IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TPNA AGAINST THE LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

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Section 7.8.    WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY TPNA PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 7.9.    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of TPNA, the SPE and their respective successors and permitted assigns (including any trustee in bankruptcy). TPNA may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Lender (as the SPE’s ultimate assignee). The SPE may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of TPNA. Without limiting the foregoing, TPNA acknowledges that the SPE may collaterally assign to the Lender, its rights, remedies, powers and privileges hereunder and that the Lender may further assign such rights, remedies, powers and privileges to the extent permitted in the CSA. TPNA agrees that the Lender (as the ultimate assignee of the SPE), shall, subject to the terms of the CSA, have the right to enforce this Agreement and to exercise directly all of the SPE’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the SPE to be given or withheld hereunder), and TPNA agrees to cooperate fully with the Lender in the exercise of such rights and remedies.
(c)    This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by TPNA pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Sections 7.4 through and including 7.10 shall be continuing and shall survive any termination of this Agreement.
(d)    Notwithstanding anything herein to the contrary, any Person into which TPNA may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which TPNA shall be a party, or any Persons succeeding to the business of TPNA (so long as such person is an Affiliate of TPNA), shall be the successor to TPNA hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however that such successor shall be an Affiliate of the Master Servicer.
Section 7.10.    Counterparts; Severability; Section References.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are

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Receivables Sale and Contribution Agreement

prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 7.11.    Bankruptcy Petition.
TPNA covenants and agrees that, prior to the date that is two years and one day after the payment in full of all outstanding obligations of the SPE under the CSA, it will not institute against, or join any other Person in instituting against, the SPE, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 7.12.    Patriot Act.
The Lender (as the SPE’s ultimate assignee) hereby notifies TPNA that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Performance Guarantor and its Subsidiaries, which information may include the name and address of TPNA and its Subsidiaries and other information that will allow the Lender to identify such parties in accordance with the Patriot Act.
<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

TEMPUR-PEDIC NORTH AMERICA, LLC

By:/s/ Barry A. Hytinen
Name:Barry Hytinen
Title:Executive ZVice apresident and chief Financial officer

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Receivables Sale and Contribution Agreement

TEMPUR SEALY RECEIVABLES, LLC
BY: TEMPUR-PEDIC NORTH AMERICA, LLC, ITS MANAGER

By: /s/s Barry A. Hytinen_
Name: Barry Hytinen
Title: Executive Vice President and Chief Financial Officer

Receivables Sale and Contribution Agreement

Exhibit I

Definitions
This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in the CSA.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agreement” has the meaning specified in the preamble.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Performance Guarantor, TPNA, SMMC or the SPE from time to time concerning or relating to bribery or corruption.
“Available Cash” means, on any date of determination, cash available to the SPE from any source that is not required to be paid to or set aside for the benefit of the Lender on such date under the CSA.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that (i) with respect to notices and determinations in connection with, and such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.
“Calculation Period” means each calendar month, or portion thereof, from and after the Closing Date.
“Capital Account” means TPNA’s capital account in the SPE.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.
“Change of Control” means any of the following

Receivables Sale and Contribution Agreement

(a) the occurrence of a “Change of Control” (as defined in the Senior Credit Agreement);
(b) TPNA or the SPE shall cease to be a direct or indirect Wholly Owned Subsidiary of the Performance Guarantor; or
(c) the SPE shall cease to be a direct Wholly Owned Subsidiary of TPNA.
“Closing Date” means April 12, 2017.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means each concentration account, depositary account, lock-box clearing account or similar account in which any Collections are collected or deposited and which is listed on Exhibit III hereto (as such exhibit may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms of the CSA).
“Collection Bank” means, at any time, any bank at which a Collection Account or Lock-Box is maintained.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Interest, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings (including an agreement evidenced by a purchase order or similar document) pursuant to which such Receivable arises or which evidences such Receivable.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contributed Receivables” has the meaning specified in Section 1.1(a).
“Contributed Receivables Assets” has the meaning specified in Section 1.1(a).
“Contributed Value” means, with respect to any Receivable that becomes a Contributed Receivable, an amount equal to the Purchase Price that would have been payable therefor had such Receivable been sold to the SPE pursuant to this Agreement in lieu of being contributed to its capital.
“Control Agreement” means an agreement, in form reasonably acceptable to the Lender, in which a Collection Bank agrees to take instructions from the Lender, either directly or as the ultimate assignee of an Originator, with respect to the disposition of funds in a Collection Account without further consent of any Originator, the Master Servicer or the SPE).
“CSA” has the meaning specified in the Preliminary Statements.

Receivables Sale and Contribution Agreement

“Default Rate” means a per annum rate of interest equal to the Discount Rate computed with the Applicable Margin that applies from and after the occurrence and during the continuance of an Amortization Event (under and as defined in the CSA).
“Dollars” and “$” means dollars in lawful currency of the United States.
“Discount Factor” means a percentage calculated to provide the SPE with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the SPE of financing its investment in the Receivables during such period, and (ii) the risk of nonpayment by the Obligors. TPNA and the SPE may agree from time to time and at any time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which TPNA and the SPE agree to make such change. As of the date of this Agreement, the Discount Factor is 1.5%.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means any nation or government (including any supra-national bodies such as the European Union or the European Central Bank), any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Incidental Deposits” means amounts arising in ordinary course of business or distinct circumstances that are deposited in the Collection Account with the aggregate total of such amounts in any Calculation Period not to exceed $200,000.
“Initial Receivables” has the meaning specified in Section 1.1(a).
“Initial Receivables Assets” has the meaning specified in Section 1.1(a).
“Initial Cutoff Date” means February 28, 2017.
“Lien” means any mortgage, pledge, hypothecation, cash collateral or other similar deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Lender” has the meaning specified in the Preliminary Statements.

Receivables Sale and Contribution Agreement

“Lock-Box” means each locked postal box associated with a Collection Account for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit III (as such exhibit may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms of the CSA).
“Master Servicer” has the meaning specified in the Preliminary Statements.
“Material Adverse Effect” means any event which has a material adverse effect on (a) the assets, financial condition or operations of the Performance Guarantor, SMMC, TPNA or the SPE, (b) the ability of the Performance Guarantor, SMMC, TPNA or the SPE to perform its obligations under the Transaction Documents to which it is a party or by which it is bound, (c) the legality, validity, or enforceability of this Agreement, the RSCA, the CSA, the Performance Undertaking or any other Transaction Document to which the Performance Guarantor, SMMC,. TPNA or the SPE is a party, (d) the status, existence, perfection or priority of the Lender’s Security Interest in the Receivables generally or any significant portion of the Receivables or the proceeds thereof, or (e) the validity, enforceability, value or collectability of the Receivables generally or of any material portion of the Receivables.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Originator” means SMMC or TPNA.
“Outstanding Balance” means, on any date of determination with respect to any Receivable, the outstanding principal balance thereof.
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Performance Guarantor” means Tempur Sealy International, Inc., a Delaware corporation, and its successors and assigns.
“Performance Undertaking” means the Performance Undertaking, dated as of April 12, 2017, by the Performance Guarantor in favor of the SPE and its assigns.
“Permitted Liens” means, in respect of the Receivables Assets: (a) Liens arising pursuant to any Transaction Document; (b) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto

Receivables Sale and Contribution Agreement

are maintained on the books of the applicable Person in accordance with GAAP; and (c) Liens securing obligations under the Senior Bank Credit Agreement that are released prior to or substantially contemporaneously with their sale or contribution pursuant to the Transaction Documents.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Purchase Price” means, with respect to any sale of Purchased Receivables hereunder, the aggregate price to be paid by the SPE to TPNA in accordance with Section 1.2 for the Purchased Receivables Assets being sold to the SPE, which price shall equal on any date (i) the product of (A) the Outstanding Balance of the Purchased Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.2.
“Purchase Price Credit” has the meaning specified in Section 1.3.
“Purchased Receivables” has the meaning specified in Section 1.1(a).
“Purchased Receivables Assets” has the meaning specified in Section 1.1(a).
“Receivable” means (i) a “Receivable” under and as defined in the RSA, or (ii) the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to TPNA, whether constituting an account, chattel paper, an instrument, an intangible or a general intangible under the UCC, arising from the sale of goods or provision of services by TPNA and includes, without limitation, the obligation to pay any applicable Finance Charges with respect thereto, other than any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, however, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor or TPNA treats such indebtedness, rights or obligations as a separate payment obligation.
“Receivables Assets” has the meaning specified in Section 1.1(a).
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Related Security” means, solely to the extent applicable to any Receivable:
(i) all of TPNA’s right, title and interest (if any) in the goods, the sale of which by the applicable Originator gave rise to such Receivable,

Receivables Sale and Contribution Agreement

(ii) all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable; provided that, prior to the Amortization Date, it is understood and agreed that notwithstanding anything herein or in any Transaction Document to the contrary, TPNA shall not be required to take any action to cause any such guarantee, letter of credit, insurance or other supporting obligation to be transferred to or for the benefit of, or otherwise assigned to, the Lender to the extent any such transfer or assignment requires the consent of any Person or is prohibited by applicable law,
(iii) all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv) all service contracts and other contracts and agreements associated with such Receivable,
(v) all Records related to such Receivable,
(vi) all of TPNA’s right, title and interest in each Lock-Box and each Collection Account,
(vii) all of TPNA’s rights and remedies under the RSA and the Performance Undertaking; and
(viii) all proceeds of any of the foregoing.
“Required Capital Amount” means $10,000,000.
“Requirement of Law” means, as to any Person, the Organization Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” of any Person, means the chief executive officer, president, chief financial officer or treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Canada or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Sudan, the Crimea region of Ukraine and Syria).

Receivables Sale and Contribution Agreement

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Canada or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.
“Senior Bank Credit Agreement” means that certain Credit Agreement, dated as of April 6, 2016, among the Performance Guarantor, as Parent Borrower, certain of its Subsidiaries as Additional Borrowers (as defined below) from time to time parties to this Agreement, the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
“SMMC” has the meaning specified in the Preliminary Statements.
“Solvent” means when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the fair value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured; provided that the amount of any contingent or disputed liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability at such time.
“SPE” has the meaning specified in the preamble.
“Subsequent Receivables” has the meaning specified in Section 1.1(a).
“Subsequent Receivables Assets” has the meaning specified in Section 1.1(a).
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this

Receivables Sale and Contribution Agreement

Agreement shall refer to a Subsidiary or Subsidiaries of the Performance Guarantor. Notwithstanding any provision herein to the contrary, Comfort Revolution LLC shall not be considered a Subsidiary of the Performance Guarantor for purposes of this Agreement or the other Transaction Documents prior to the date on which the Performance Guarantor or one or more of its Subsidiaries notifies the Lender (as the SPE’s ultimate assignee) that Comfort Revolution has become a Subsidiary Guarantor under and as defined in the Senior Credit Agreement.
“TPNA” has the meaning specified in the preamble.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earliest to occur of (i) the Facility Termination Date (as defined in the CSA), (ii) the Business Day immediately prior to the occurrence of a Termination Date under Section 5.1(f) hereof, (iii) the Business Day specified in a written notice to TPNA from the Lender (as the SPE’s ultimate assignee) following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after the SPE’s and the Lender’s receipt of written notice from TPNA that TPNA wishes to terminate the facility evidenced by this Agreement.
“Termination Event” has the meaning specified in Section 5.1.
“TPNA” has the meaning specified in the preamble.
“Transaction Documents” means, collectively, this Agreement, the RSCA, the CSA, the Performance Undertaking, the Control Agreements Report, and all other instruments, documents, certificates, reports and agreements required to be executed and delivered pursuant to any of the foregoing.
“Transfer Date” has the meaning specified in Section 1.1(a).
“UCC” means the Uniform Commercial Code as in effect in the State of New York or, as the context may require, any other applicable jurisdiction.
“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, could constitute a Termination Event.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Receivables Sale and Contribution Agreement

Exhibit II

TPNA’s Jurisdiction of Organization; Organizational Identification Number; Principal Place of Business; Chief Executive Office; Other Location(s) of Records; Federal Employer Identification Number; Other Names

Company	FEIN	Jurisdiction of Organization	Organizational ID Number	Principal Place of Business	Chief Executive Office and Locations of Records	Other/Prior Legal and Trade Names (During the 5 years prior to the Closing Date)
Tempur-Pedic North America, LLC	XX- XXXXXXX	Delaware	XXXXXXX	1000 Tempur Way, Lexington, KY 40511	1000 Tempur Way, Lexington, KY 40511	--

Exhibit III

TPNA’s Collection Accounts and Lock-Boxes

Legal Entity	Lockbox Bank Name	Post Office Box Address	Corresponding Account Number
Tempur-Pedic North America, LLC	Wells Fargo	PO Box 202707 Dallas, TX 75320-2707	XXXXXXXXXXXX
Sealy Mattress Manufacturing Company, LLC	Wells Fargo	PO Box 951721 Dallas, TX 75395-1721 PO Box 932800 Atlanta, GA 31193-2800 PO Box 931855 Atlanta, GA 31193-1855 PO Box 932621 Atlanta, GA 31193-2621	XXXXXXXXXXXX Same Same Same

Bank Name And Address	Collection Account Number	Collection Account Name	Related Lock-Box Number
Wells Fargo 3100 West End Ave, Suite 900 Nashville, TN 37203	XXXXXXXXXX	TPNA, LLC Lockbox Depository	Same as Account
Wells Fargo	XXXXXXXXXX	SMMC, LLC Lockbox Depository	Same as Account
Bank of America 414 Union St Nashville, TN 37219	XXXXXXXXXX	TPNA, LLC Account Receivable EFT	n/a
Bank of America	XXXXXXXXXX	TPNA, LLC Help Card Financing Credit Card	n/a
Bank of America	XXXXXXXXXX	TPNA, LLC Wells Fargo Financing Credit Card	n/a
Bank of America	XXXXXXXXXX	TPNA, LLC Direct Depository	n/a
Bank of America	XXXXXXXXXX	TPNA, LLC Retail Depository	n/a
Bank of America	XXXXXXXXXX	TPNA, LLC Medical Depository	n/a
Bank of America	XXXXXXXXXX	SMMC, LLC Account Receivable EFT	n/a
Bank of America	XXXXXXXXXX	SMMC, LLC Merchant Credit Card Depository	n/a
Bank of America	XXXXXXXXXX	SMMC, LLC Account Receivable EFT	n/a

Exhibit IV
TPNA’s Credit and Collection Policy

[Attached]

Schedule A

Documents to be Delivered to the SPE
on or Prior to the Closing Date

[Attached]

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